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                                                                    Exhibit 23.2


                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 333-18939) pertaining to the 1992 Key Employee Stock Option Plan and the Registration Statement (Form S-8 No. 333-52281) pertaining to the 1998 Incentive Stock Option Plan of our report dated February 29, 2000, with respect to the consolidated financial statements of ITC Learning Corporation included in the Annual Report (Form 10-KSB) for the year ended December 31, 1999.


McLean, VA
April 11, 2001